Exhibit 3.1

 s

FORM OF

WARRANT AGENT AGREEMENT

               This Warrant Agent Agreement (the “Warrant Agreement”), made as of [•], 2018, by and between Prometheum, Inc., a Delaware corporation, with offices at 120 Wall Street, New York, NY 10005 (the “Company”), and VStock Transfer, LLC, a California limited liability company, with offices at 18 Lafayette Place, Woodmere, New York (the “Warrant Agent”).

RECITALS

               WHEREAS, the Company has determined to offer and sell to investors a minimum of 12,500,000 warrants up to a maximum of 50,000,000 warrants, each warrant exchangeable for an ember token, when and if issued (the “Ember Warrants”), subject to adjustment as described herein, at an offering price of $1.00 per Ember Warrant (the “Offering”);

               WHEREAS, the Company has filed with the Securities and Exchange Commission an offering statement, as the same may be amended from time to time (the “Offering Statement”) pursuant to Regulation A for the qualification of such Ember Warrants;

               WHEREAS, the Ember Warrants may be amended by the Company pursuant to the terms hereof so that the Ember Warrants shall be exchangeable for shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”);

               WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, and exchange of the Ember Warrants;

               WHEREAS, the Company desires to provide for the provisions of the Ember Warrants, the terms upon which they shall be issued and exchanged, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Ember Warrants; and

               WHEREAS, all acts and things have been done and performed which are necessary to make the Ember Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

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               1.            Definitions. In addition to the terms defined elsewhere in this Warrant Agreement, the following terms shall have the following meanings:

                              1.1          “Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                              1.2          “Ember Tokens” means the blockchain technology based digital securities tokens issued in the Genesis Block.

                              1.3          “Genesis Block” means the initial block of 111,250,000 Ember Tokens to be issued substantially simultaneously with the launch of the Prometheum Network which shall include 50,000,000 Ember Tokens allocated to Registered Holders who may acquire such Ember Tokens in exchange for their Ember Warrants.

                              1.4          “Qualification Date” means the date the Company’s Offering Statement under Regulation A is qualified by the Securities and Exchange Commission.

                              1.5          “Wallet Account” means a digital account set up for a Registered Holder configured using blockchain technology for the delivery and storage of Ember Tokens.

               2.            Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Ember Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement (and no implied terms or conditions).

               3.            Ember Warrants.

                              3.1          Form of Ember Warrant. Each Ember Warrant shall be (a) issued in registered form only, (b) in substantially the form of Exhibit A attached hereto, the provisions of which are incorporated herein, (c) signed by, or bear the facsimile signature of, the Chief Executive Officer or the President or the Chief Operating Officer, and the Treasurer, Secretary or Assistant Secretary of the Company, and (d) signed by the Warrant Agent. In the event the person whose facsimile signature has been placed upon any Ember Warrant shall have ceased to serve in the capacity in which such person signed the Ember Warrant before such Ember Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

                              3.2          Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, an Ember Warrant shall be invalid and of no effect and may not be exchanged by the holder thereof. Ember Warrant certificates shall be dated the date of countersignature by the Warrant Agent.

                              3.3          Registration.

                                             3.3.1             Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of the original issuance and transfers of the Ember Warrants. Upon the initial issuance of the Ember Warrants, the Warrant Agent shall issue and register the Ember Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

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                                             3.3.2             Registered Holder. Prior to due presentment for registration of transfer of any Ember Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Ember Warrant shall be registered upon the Warrant Register (“Registered Holder”), as the absolute owner of such Ember Warrant and of each Ember Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Ember Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exchange thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

               4.            Terms and Exchange of Ember Warrants.

                              4.1          Ember Warrant Exchange. Subject to the successful issue of the Genesis Block and this Warrant Agreement and provided this Warrant Agreement has not been amended pursuant to Section 6 hereof, each Ember Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof to exchange one (1) Ember Warrant for one (1) Ember Token.

                              4.2          Duration of Ember Warrants. An Ember Warrant may be exchanged for Ember Tokens only during the period (the “Exchange Period”) commencing on (i) the later of (x) the date that is one year and one day after the issue date set forth on the Warrant Certificate; and (y) the date that the Genesis Block is issued and (ii) ending on the expiration date set forth on the Warrant Certificate (the “Expiration Date”). Each Ember Warrant not exchanged on or before the Expiration Date, shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

                              4.3          Mechanism of Exchange. Subject to the provisions of the Ember Warrant and this Warrant Agreement, during the Exchange Period an Ember Warrant duly countersigned by the Warrant Agent, may be exchanged by the Registered Holder thereof for such number of Ember Tokens set forth on the face of the Warrant Certificate. Such exchange may be effected by delivering the Warrant Certificate to the office of the Warrant Agent, or at the office of its successor as Warrant Agent, with the subscription form, as set forth in the Warrant Certificate, duly executed by the Registered Holder.

                              4.4          Limits on Exchange. If at the time a Registered Holder desires to exchange an Ember Warrant for an Ember Token the Genesis Block has not been issued or such exchange may be unlawful, the Registered Holder shall not be entitled to exchange the Registered Holder’s Ember Warrants for Ember Tokens.

                              4.5          Delivery of Ember Tokens. As soon as practicable after the exchange of any Ember Warrant for Ember Tokens, the Company shall cause to be delivered to the Wallet Account of the Registered Holder of such Ember Warrant the number of Ember Tokens to which he, she or it is entitled. If such Ember Warrant shall not have been exchanged in full, the Company shall cause to be delivered to the Registered Holder a new countersigned Ember Warrant for the number of Ember Tokens as to which such Ember Warrant shall not have been exchanged.

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               5.            Transfer and Exchange of Ember Warrants.

                              5.1          Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Ember Warrant into the Warrant Register, upon surrender of such Warrant Certificate for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant Certificate representing an equal aggregate number of Ember Warrants shall be issued and the old Warrant Certificate shall be cancelled by the Warrant Agent.

                              5.2          Procedure for Surrender of Warrant Certificates. Warrant Certificates may be surrendered to the Warrant Agent, together with a written request for transfer, and, thereupon, the Warrant Agent shall issue to the transferee one or more new Warrant Certificates as requested by the Registered Holder of the Warrant Certificate so surrendered, representing an equal aggregate number of Ember Warrants; provided, however, that, in the event a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant Certificate and shall not issue new Warrant Certificates until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant Certificates must also bear a restrictive legend.

                              5.3          Fractional Ember Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant Certificate for a fraction of an Ember Warrant.

                              5.4          Ember Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrant Certificates required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

               6.            Optional Amend to Allow for Exchange for Common Stock.

                              6.1          Timing. Commencing 24 months after the Qualification Date, if, in the Company’s discretion, the Company determines that the Genesis Block will not be issued prior to the Expiration Date, the Company may amend the terms of the Ember Warrants in the Company’s discretion including, without limitation, to provide that the Ember Warrants shall be exchangeable for shares of the Company’s Common Stock. Such amendment shall be effective on the date determined by the Company (the “Effective Date”).

                              6.2          Number of Shares of Common Stock. The number of shares of Common Stock that may be issued in exchange for Ember Warrants shall be determined based upon the total number of Ember Warrants issued and outstanding on the Effective Date according to the following:

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                                             6.2.1             If at the Effective Date, there are 80,000,000 Ember Warrants issued and outstanding (consisting of 50,000,000 Ember Warrants issued in the Offering and 30,000,000 issued in a private offering conducted pursuant to Rule 505(c) of Regulation D), the Ember Warrants shall be convertible, in the aggregate, into that number of shares of Common Stock equal to 35% of the Company’s then issued and outstanding Common Stock on a fully diluted basis following such exchange. If less than 80,000,000 Ember Warrants are issued and outstanding, then the number of shares of our Common Stock issuable upon conversion will be ratably reduced.

                              6.3          Issuance of Certificates. As soon as practicable after the exchange of any Ember Warrant for Common Stock pursuant to this Section 6, the Company shall issue to the Registered Holder of such Ember Warrant a certificate or certificates representing the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and, if such Ember Warrant shall not have been exchanged or surrendered in full, a new countersigned Ember Warrant for the number of shares as to which such Ember Warrant shall not have been exchanged or surrendered. Ember Warrants may not be exchanged by, or securities issued to, any Registered Holder in any state in which such exchange or issuance would be unlawful. In the event an offering statement or a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock underlying the Ember Warrants is not qualified or effective, as applicable, or an offering statement or prospectus, as applicable is not available, or because such exchange would be unlawful with respect to a Registered Holder in any state, the Registered Holder shall not be entitled to exchange such Ember Warrants and such Ember Warrants will have no value and will expire worthless.

                              6.4          Valid Issuance. All shares of Common Stock issued upon the proper exchange or surrender of an Ember Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable.

               7.            Mandatory Exchange.

                              7.1          Time of Exchange. The Company reserves the right, subject to successful completion of the Genesis Block and prior to the Expiration Date, to cause all, but not less than all, Ember Warrants issued and outstanding to be exchanged for Ember Tokens (a “Mandatory Exchange”). Each Ember Warrant mandatorily exchanged will be exchanged into that number of Ember Tokens as set forth on the Warrant Certificate.

                              7.2          Date Fixed for, and Notice of, Mandatory Exchange. In the event the Company shall elect to cause a Mandatory Exchange, the Company shall fix a date for the effectiveness of the Mandatory Exchange (the “Mandatory Exchange Date”), and shall provide to the Warrant Agent a written notice of Mandatory Exchange, setting forth the Mandatory Exchange Date (the “Mandatory Exchange Notice”) not less than 20 days prior to the Mandatory Exchange Date. The Mandatory Exchange Notice shall be emailed or mailed by first class mail, postage prepaid, by the Warrant Agent not less than 10 days prior to the Mandatory Exchange Date to the Registered Holder at the address set forth in the Warrant Register.

                                             7.2.1             Exchange After Notice of Mandatory Exchange. Ember Warrants may be exchanged for Ember Tokens in accordance with this Warrant Agreement at any time after Mandatory Exchange Notice shall have been given by the Company and prior to the Mandatory Exchange Date.

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               8.            Other Provisions Relating to Rights of Holders of Ember Warrants.

                              8.1          No Rights as Stockholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Ember Warrants, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the shares of Common Stock which it may then entitled to receive upon the due exchange of Ember Warrants pursuant to Section 6 hereof.

                              8.2          Lost, Stolen Mutilated or Destroyed Warrant Certificate. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which terms shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                              8.3          Allocation of Ember Tokens Following Issuance of the Genesis Block. The Company shall at all times following the Genesis Block, allocate and keep available in the Genesis Block, that number of Ember Tokens that will be sufficient to permit the exchange in full of all outstanding Ember Warrants issued pursuant to Section 5 of this Warrant Agreement.

                              8.4          Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exchange in full of all outstanding Ember Warrants issued pursuant to Section 6 of this Warrant Agreement.

               9.            Concerning the Warrant Agent and Other Matters.

                              9.1          Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the delivery of Ember Tokens upon the exchange of Ember Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Ember Warrants or such Ember Tokens.

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                              9.2          Resignation, Consolidation, or Merger of Warrant Agent.

                                             9.2.1             Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Ember Warrant (who shall, with such notice, submit his, her or its Warrant Certificate for inspection by the Company), then the holder of any Warrant Certificate may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and have its principal office in the Borough of Manhattan, City and State of New York, and be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

                                             9.2.2             Notice of Successor Warrant Agent. In the event that a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

                                             9.2.3             Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act on the part of the Company or the Warrant Agent.

                              9.3          Fees and Expenses of Warrant Agent.

                                             9.3.1             Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder as set forth on Exhibit B hereto and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

                                             9.3.2             Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

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                              9.4          Liability of Warrant Agent.

                                             9.4.1            Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by a duly authorized officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

                                             9.4.2            Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent’s negligence, willful misconduct or bad faith.

                                             9.4.3            Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant Certificate (except its counter signature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued upon conversion of a Warrant pursuant to this Warrant Agreement or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.

                              9.5          Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Ember Warrants exchanged, converted or transferred.

               10.          Miscellaneous Provisions.

                              10.1        Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

                              10.2        Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Prometheum, Inc.
120 Wall Street, 25th Floor
New York, NY 10005
Email: Contact@prometheum.info
Attention: Aaron L. Kaplan, Chief Operating Officer

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Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

VStock Transfer, LLC
18 Lafayette Place
Woodmere, NY 11598
Attn: Warrant Department

Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

                              10.3        Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

                              10.4        Amendments. This Warrant Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders.

                              10.5        Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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                              10.6        Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

                              10.7        Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Company for inspection by the Registered Holder of any Warrant. The Company may require any such holder to submit a countersigned Warrant Certificate prior to allowing inspection of this Warrant Agreement.

                              10.8        Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or pdf counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Facsimile or .pdf copies of fully-executed counterparts of this Warrant Agreement shall be given the same effect as originals.

                              10.9        Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

                              10.10      No Strict Construction. This Warrant Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Signature Page Follows]

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               IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

PROMETHEUM, INC.

By:
Name: Aaron L. Kaplan
Title: Chief Operating Officer

VSTOCK TRANSFER, LLC

By:
Name:
Title:
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EXHIBIT A

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON THE EXCHANGE OF THE WARRANT) ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF [•], 2018, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”). COPIES OF SUCH WARRANT AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PLACE OF BUSINESS WITHOUT CHARGE.

Specimen Warrant Certificate

Warrant Certificate Number:

Issue Date: [•]

Expiration Date: [•]

[•] Warrants Exchangeable for [•] Ember Tokens

THIS WARRANT WILL BE VOID IF NOT EXCHANGED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PROMETHEUM, INC.

               CUSIP [•]

EMBER WARRANT CERTIFICATE

               This certifies that FOR VALUE RECEIVED [•] or his, her or its registered assigns (the “Registered Holder”) is the registered owner of [•] warrants (“Ember Warrants”) exchangeable for [•] Ember Tokens at any time during the Exchange Period. The Ember Warrants are subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement between the Company and VStock Transfer, LLC, a California limited liability company (the “Warrant Agent”), and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant Agreement. Each Ember Warrant entitles the Registered Holder to exchange the Ember Warrant for that number of Ember Tokens as set forth in this Warrant Certificate upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse side hereof duly executed, at the corporate office of the Warrant Agent.

               This Warrant Certificate and each Ember Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, a copy of which may be obtained from the Company at 120 Wall Street, New York, New York 10005 or the Warrant Agent at 18 Lafayette Place, Woodmere, New York 11598, by a written request from the Registered Holder hereof or which may be inspected by any Registered Holder or his agent at the principal office of the Company or the Warrant Agent.

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               In the case of the exchange of less than all the Ember Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

               Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent shall treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby for all purposes and shall not be affected by any notice to the contrary.

               This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

               This Warrant Certificate does not entitle the Holder to any of the rights of a stockholder of the Company.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted thereon.

PROMETHEUM, INC

Dated:	By:
Chief Operating Officer

VSTOCK TRANSFER, LLC,
as Warrant Agent

By:
Authorized Officer
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EMBER TOKEN SUBSCRIPTION FORM

               To Be Executed by the Registered Holder in Order to Exchange Ember Warrants for Ember Tokens

               The undersigned Registered Holder irrevocably elects to exchange [•] Warrants represented by this Warrant Certificate for [•] Ember Tokens and requests that such Ember Tokens be delivered to the Wallet Account in the name of:

Name
(please typewrite or print in block letters)

Address

Tax Identification Number

Wallet Account Information:

Digital Wallet Account Name

Digital Wallet Account Number

and, if such number of Ember Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:	Signature

Address
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EXHIBIT B

Warrant Agent Fees

Monthly Maintenance Fee

Our monthly maintenance fee is calculated based upon the number of record shareholders per class or series of Warrants:

○	Monthly Maintenance of 1-99 Registered Holder	$99 per month
○	Monthly Maintenance of 100-200 Registered Holder	$150 per month
○	Monthly Maintenance of 200-300 Registered Holder	$299 per month
○	Monthly Maintenance of 300-500 Registered Holder	$399 per month
○	Monthly Maintenance of 500+ Registered Holder	$749 per month

Service Fees

The following are a sample of services provided on a per transaction fee basis as set forth below:

○	Per Warrant Exercise	$45.00
○	Issuance Per Warrant	$35.00
○	Replacement of Lost or Stolen Warrant	$50.00 (paid by Registered Holder)
○	Lost Registered Holder search (if needed)	$5.00 per Registered Holder per search
○	Escheatment (if needed)	$50.00 per Registered Holder

Other Costs and Excluded Services

The Company will be billed separately at cost for certain out-of-pocket expenses such as postage and courier fees.

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